Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Corporation Completes Corporate Actions and Announces
Cost-Reduction Initiatives
MELBOURNE, Fla., June 1, 2009 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has announced the spin-off of a majority-owned subsidiary, the completion of a major acquisition, company-wide cost-reduction initiatives, and the impairment of goodwill and other intangible assets in its Broadcast Communications segment. As a result of lower amortization expense in Broadcast Communications, the company has increased its earnings guidance for fiscal 2010, which begins July 4, 2009.
Spin-off of Harris Stratex Networks, Inc.
The distribution of the approximately 56 percent of the outstanding shares of Harris Stratex Networks, Inc., owned by Harris occurred on May 27, 2009. Harris shareholders of record, as of 5:30 p.m. Eastern Time on May 13, 2009, the record date for the spin-off, received 0.248418 of a share of Harris Stratex Class A common stock for each share of Harris common stock held.
As expected, the spin-off will result in a $60 million to $70 million after-tax charge in the fourth quarter of fiscal 2009, which will be reflected in discontinued operations in Harris’ financial statements and is related to the write-down of Harris Stratex net assets to the fair value of the Harris Stratex shares distributed to Harris shareholders and other spin-off related charges. Harris recently filed a Form 8-K including pro forma historical financial statements, reflecting the classification of Harris Stratex in discontinued operations.
In addition, Harris will incur a non-cash share-based compensation charge of approximately $4 million related to the adjustment of outstanding employee stock options to reflect the spin-off of Harris Stratex. The charge will be included in Harris fourth quarter fiscal 2009 results from continuing operations.
Acquisition of Wireless Systems Business
On May 29, 2009, Harris completed its previously announced acquisition of the Tyco Electronics Wireless Systems business (formerly known as M/A-COM). Wireless Systems is an established provider of mission-critical wireless communications systems for law enforcement, fire and rescue, and public service organizations.
Excluding acquisition-related charges, the acquisition is expected to be neutral to Harris non-GAAP earnings in fiscal 2009 and slightly accretive in fiscal 2010. The acquisition is expected to be a significant contributor to Harris earnings in fiscal 2011 and fiscal 2012.

“The combination of the Wireless Systems business with our very successful RF Communications business creates a powerful supplier in the growing $9 billion global land mobile radio systems market,” said Howard L. Lance, chairman, president and CEO of Harris. “This acquisition greatly accelerates our entry into the federal, state and local public safety markets and creates a significant opportunity for new growth. The acquisition was completed ahead of schedule and integration activities are underway.”
Cost-Reduction Actions
The company also announced a number of cost-reduction actions across its business segments and at its corporate headquarters. Cost-reduction initiatives are expected to result in charges in the fourth quarter of fiscal 2009 that total $24 million to $28 million and are expected to result in annualized cost savings of approximately $70 million to $75 million.
“As we previously indicated, the global economic slowdown, pressure on Department of Defense spending, and contract delays are negatively impacting orders in the second half of fiscal 2009,” Lance said. “We have initiated a number of cost-reduction actions across the company to ensure the best possible operating performance in fiscal 2010, while still allowing investment in new technology, products and markets. Beyond fiscal 2010, the company is well-positioned to return to growth.”
Asset Impairment Charge at Broadcast Communications
The company has concluded that the current carrying value of its goodwill and other intangible assets related to its Broadcast Communications segment is impaired. Harris performs an annual impairment review, as required by Statement of Financial Accounting Standards No. 142 “Goodwill and Intangible Assets.” The timing of the review coincides with the fourth quarter strategic planning cycle. The review indicated that the fair value of goodwill and other intangible assets has been reduced below its carrying value because the current market conditions have resulted in reduced levels of capital expenditures related to broadcast infrastructure systems.
As of the fiscal third quarter ended April 3, 2009, the book value of the goodwill and other intangible assets in the Broadcast Communications segment was $928 million. Harris expects to record a $250 million to $275 million non-cash charge in the fourth quarter of fiscal 2009 to write down a significant portion of these assets. The company expects to finalize this estimate by the end of fiscal 2009. This will result in lower amortization expense in fiscal 2010 of approximately $20 million, compared with fiscal 2009.
Updated Earnings Guidance
As a result of lower amortization expense in the Broadcast Communications segment, the company increased its fiscal 2010 guidance range for non-GAAP earnings from continuing operations to $3.20 to $3.50 per diluted share ($3.05 to $3.40 per diluted share on a GAAP basis), compared to the previous non-GAAP earnings guidance range of $3.10 to $3.40 per diluted share ($2.95 to $3.30 per diluted share on a GAAP basis). Revenue from continuing operations in fiscal 2010 is still expected to be in a range of $4.9 billion to $5.1 billion. Fiscal 2010 non-GAAP earnings guidance excludes acquisition-related costs.

To reflect the above charges for cost-reduction actions and share-based compensation related to the Harris Stratex spin-off, the company revised guidance for non-GAAP earnings per diluted share from continuing operations for fiscal 2009 ending July 3, 2009, from the low end of the range of $3.93 to $4.03 ($3.88 to $3.98 on a GAAP basis) to a range of $3.77 to $3.79 ($2.07 to $2.29 on a GAAP basis). Non-GAAP earnings guidance excludes acquisition-related costs and the impairment of goodwill and other intangible assets. Revised fiscal 2009 non-GAAP earnings guidance for continuing operations represents an increase of 13 percent compared to the prior-year. Revenue from continuing operations for fiscal 2009 is still expected to increase by approximately 7 percent compared with fiscal 2008. A reconciliation of GAAP to non-GAAP financial measures is provided in Table 1 and 2, along with the accompanying notes.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets worldwide. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and 15,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including fiscal 2009 guidance excluding acquisition-related costs and , impairment of goodwill and other intangible assets and fiscal 2010 guidance excluding acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
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Attachments: Financial Statements (two tables).
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: the impact of the acquisition of the Tyco Electronics Wireless Systems business on Harris earnings, and the amount of expected charges relating to the spin-off of Harris Stratex Networks, the amount of charges and savings related to the cost-reduction actions, earnings and revenue guidance for fiscal 2009 and fiscal 2010 and statements regarding outlook, including expected revenue and growth opportunities. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters on our significant operations in Florida, California and other locations; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

HARRIS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income (loss) before income taxes and minority interest; income taxes; minority interest; net income (loss); and net income (loss) per diluted share adjusted to exclude certain costs, charges, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 1
HARRIS CORPORATION
Reconciliation of FY ‘08 and FY ‘09 GAAP Income from Continuing Operations per Diluted Share to
Non-GAAP Income from Continuing Operations per Diluted Share
(Unaudited)

	Fiscal Year 2008	Fiscal Year 2009
	(Actual)	(Guidance)	Percent Change

GAAP income from continuing operations per diluted share	$3.33	$2.07 to $2.29	(38)% to (31)%
Charges associated with the acquisition of Multimax Incorporated (A)	$0.01	—
Charges associated with the acquisition of Zandar Technologies (B)	$0.01	—
Charges associated with the acquisition of Tyco Electronics
Wireless Systems (C)	—	$0.07 to $0.05
Impairment of our Broadcast Communications segment goodwill and other intangible assets (D)	—	$1.63 to $1.45

Non-GAAP income from continuing operations per diluted share	$3.35	$3.77 to $3.79	13%

Table 2
HARRIS CORPORATION
Reconciliation of FY ‘10 Income from Continuing Operations per Diluted Share to Non-GAAP Income
from Continuing Operations per Diluted Share
(Unaudited)

	Fiscal Year 2010	Fiscal Year 2010
	(Current Guidance)	(Previous Guidance)

GAAP income from continuing operations per diluted share	$3.05 to $3.40	$2.95 to $3.30
Charges associated with the acquisition of Tyco Electronics Wireless Systems (C)	$0.15 to $0.10	$0.15 to $0.10

Non-GAAP income from continuing operations per diluted share	$3.20 to $3.50	$3.10 to $3.40

HARRIS CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
Notes to tables 1 and 2:
Note A — Adjustment for the $.01 per diluted share impact of integration and other charges associated with our acquisition of Multimax Incorporated.
Note B — Adjustment for the $.01 per diluted share impact of integration and other charges associated with our acquisition of Zandar Technologies plc.
Note C — Adjustment for the estimated impact of $10 million to $15 million ($.05 to $.07 per diluted share) and $20 million to $30 million ($.10 to $.15 per diluted share) for fiscal 2009 and fiscal 2010, respectively, related to integration and other charges associated with our acquisition of Tyco Electronics Wireless Systems business.
Note D — Adjustment for the estimated impact of $1.45 to $1.63 per diluted share impact for the impairment of goodwill and other intangible assets in our Broadcast Communications Systems segment.